Exhibit 23.3
                                                                   (Page 1 of 3)



                       Consent of Independent Accountants



We hereby consent to the use in the Annual Report on Form 10-K of Terex Corporation for the year ended December 31, 1996 of our report dated 30 January 1995 relating to the financial statements of PPM of Australia Pty Ltd as at 31 December 1994.



PRICE WATERHOUSE



Melbourne, Australia
26 March 1997



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                                                                    Exhibit 23.3
                                                                   (Page 2 of 3)



                       Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-52292), and Forms S-8 (No. 33-21483, No. 33-00949 and No. 33-03983) of PPM of Australia Pty Ltd of our report dated 30 January 1995.



PRICE WATERHOUSE



Melbourne, Australia
26 March 1997





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                                                                    Exhibit 23.3
                                                                   (Page 3 of 3)


INDEPENDENT AUDIT REPORT
TO THE MEMBERS OF PPM OF AUSTRALIA PTY LTD

Scope

We have audited the financial statements of the Company for the year ended 31 December 1994 as set out on pages 4 to 22. The directors are responsible for the preparation and presentation of the financial statements and the information contained therein. We have conducted an independent audit of the financial statements in order to express an opinion on them to the members of the Company.

Our audit has been conducted in accordance with Australian Accounting Standards to provide reasonable assurance as to whether the financial statements are free of material misstatement. Our procedures include examination, on a test basis, of evidence supporting the amounts and other disclosures in the financial statements, and the evaluation of accounting policies and significant accounting estimates. These procedures have been undertaken to form an opinion as to whether, in all material respects, the financial statements are presented fairly in accordance with Australian Accounting Standards and the Corporations Law so as to present a view which is consistent with our understanding of the Company's state of affairs, the results of its operations and its cash flows.

The audit opinion expressed in this report has been formed on the above basis.

Audit Opinion

In our opinion, the financial statements of PPM of Australia Pty Ltd are properly drawn up:

(a)       so as to give a true and fair view of:

          (i) the state of affairs of the Company as at 31 December 1994 and its results and cash flows for the financial year ended on that date; and

          (ii)      the other matters required by Divisions 4, 4A and 4B of Part
                    3.8 of the Corporations Law to be dealt with in the financial statements;

(b)       in accordance with provisions of the Corporations Law; and

(c) in accordance with applicable accounting standards and Australian Accounting Standards.

                                                 /s/ Price Waterhouse
                                                 Price Waterhouse
                                                 Chartered Accountants

                                                 /s/ WD Russell
                                                 WD Russell
                                                 Partner
Melbourne, Australia
30 January 1995



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